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                                                                    Exhibit 23.1

                      Consent of Independent Accountants

The Board of Directors
Internet Capital Group, Inc.:

We consent to the use of our report dated March 8, 2000 with respect to the consolidated financial statements of Internet Capital Group, Inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in this Registration Statement on Form S-4.

                                               /s/ KPMG LLP

Philadelphia, Pennsylvania
July 21, 2000